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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) December 13, 2001

                            ATSI Communications, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                       0-23007                74-2849995
(State or other jurisdiction of   (Commission File Number)    (I.R.S. employer
 incorporation or organization)                              Identification No.)

                        6000 Northwest Parkway, Suite 110
                            San Antonio, Texas 78249
                                 (210) 547-1000

    (Address, including zip code of registrant's principal executive offices and telephone number, including area code)

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ITEM 4.  Changes in Registrant's Certifying Accountant

         On December 13, 2001, ATSI Communications, Inc.'s Board of Directors approved the recommendation of its Audit Committee that the firm of Arthur Andersen LLP be dismissed as its independent public accountants. A discussion was also held by the Audit Committee with H. Douglas Saathoff, CFO and J. Christopher Cuevas, V.P. - Corporate Controller and Treasurer.

         The Company is not aware of any disagreements regarding accounting or financial disclosure with Arthur Andersen LLP. The auditor's opinion for both of the previous two years contained a qualification as to the uncertainty of the Company's ability to continue as a going concern.

ITEM 7.  EXHIBITS

16 Letter from Arthur Andersen LLP dated January 7, 2002 re: their agreement with the statements in this filing.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              ATSI Communications, Inc.

                                   Dated: January 31, 2002

                                   By:  /s/ H. Douglas Saathoff
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                                            H. Douglas Saathoff
                                            Chief Financial Officer